Exhibit 10.1

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT (this  "Agreement") is made and entered into as of May
20,  2004,  by  and  between  SAVON  TEAM  SPORTS,   INC.,  a  Utah  corporation
("Borrower"), and SWT, LLC, a Delaware limited liability company ("Lender").

                                   WITNESSETH:

      WHEREAS, Lender desires to make a Term Loan to Borrower, and Borrower desires to borrow from Lender the amount of such Term Loan, subject to and in accordance with the terms and conditions set forth herein, and in the Term Note and the Pledge Agreement; and

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the delivery, receipt, and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

      "BUSINESS DAY" means a day (a) other than Saturday or Sunday, and (b) on which commercial banks are open for business in Los Angeles, California.

      "CLOSING DATE" means the date each of the conditions precedent set forth in Section 5 hereof is fully satisfied.

      "COLLATERAL"  has  the  meaning  assigned  to  such  term  in  the  Pledge
Agreement.

      "EVENT OF DEFAULT" has the meaning set forth in Section 7.

      "INTEREST RATE" has the meaning set forth in Section 2(c).

      "LIEN" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or any agreement to give any security interest).

      "MATURITY DATE" has the meaning set forth in Section 2(b).

      "NOTE" has the meaning set forth in Section 2(d).

      "PERSON" means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or any other juridical entity.

      "PERMITTED LIEN" means (i) with respect to Small World, that certain security interest in all of the assets of Small World granted by Small World to Manufacturers Bank pursuant to that certain Amended and Restated Loan and Security Agreement (Streamline), as amended, dated as of July 30, 2003 by and between Small World and Manufacturers Bank, and (ii) with respect to Borrower, those Liens disclosed on SCHEDULE II attached to the Pledge Agreement.

      "PLEDGE AGREEMENT" means that Pledge Agreement by and between Borrower and Lender in the form of EXHIBIT B attached hereto.

      "SECURED OBLIGATIONS" has the meaning assigned to such term in the Pledge Agreement.

      "SMALL WORLD" means Small World Toys, a California corporation, a wholly-owned subsidiary of Borrower.

      "STOCK PURCHASE AGREEMENT" means that certain Stock Purchase Agreement dated as of May 20, 2004 by and among Borrower, Debra Fine, Small World, Eddy Goldwasser, and Gail S. Goldwasser, Trustee of the Gail S. Goldwasser and Mark Chatinsky Family Trust.

      "TERM LOAN" has the meaning set forth in Section 2(a).

      2. AMOUNT AND TERMS OF THE TERM LOAN.

            (a) TERM LOAN ADVANCE. Subject to the terms and conditions of this Agreement, Lender hereby agrees to make a loan to Borrower (the "Term Loan") on the Closing Date in the principal amount of Five Million Dollars (U.S.$5,000,000), which amount may be repaid at any time prior to the Maturity Date without premium or penalty, but may not be reborrowed once repaid.

            (b) TERM. All unpaid principal and accrued but unpaid interest of the Term Loan shall, subject to subsection (c) below, be payable in full on May 20, 2009 (the "Maturity Date").

            (c) INTEREST RATE AND INTEREST PAYMENTS. Borrower shall pay interest on the unpaid principal amount of the Term Loan from the Closing Date until the Maturity Date, at a rate equal to ten percent (10%) per annum (the "Interest Rate"). Subject to Section 2(e) and 2(g) below, interest on the outstanding principal amount of the Term Loan shall be due and payable to Lender, in arrears, on the last Business Day of each fiscal quarter of Borrower, commencing on the first of such dates following the Closing Date until the Maturity Date, at which time all accrued but unpaid interest shall be due and payable.

            (d) PROMISSORY NOTE. The Term Loan shall be evidenced by a promissory note (the "Note") in the form of Exhibit "A" attached hereto, duly executed and delivered to Lender by Borrower.

            (e) INTEREST ON EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default, Borrower agrees to pay interest on the entire unpaid principal amount of the Term Loan, as well as on any interest or other amount past due, from the date of such Event of Default until the date the same is cured in full, payable on demand, at a fluctuating rate per annum equal at all times to the Interest Rate PLUS two percent (2.0%).

            (f) MANNER OF PAYMENT. All payments of principal or interest hereunder or under the Note shall be delivered to Lender in immediately available funds on the date due at such place as Lender may from time to time designate.

            (g) LIMITATION ON INTEREST RATE. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected by Lender or any holder of the Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder or under the
Note in excess of the highest applicable rate, the rate in effect hereunder and under the Note shall automatically be reduced to the maximum rate permitted by applicable law and Lender shall apply all interest paid in excess of the maximum lawful rate to the principal balance of the amounts outstanding hereunder and under the Note. It is the intent of the parties hereto that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower to Lender under applicable law.

            (h) LOAN FEES. Borrower shall pay loan fees ("Loan Fees") in the amount of $1500 per quarter. The Loan Fees shall be due and payable to Lender on the last Business Day of each fiscal quarter of Borrower, commencing on the first of such dates following the Closing Date until the Maturity Date.

      3. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement and to make the Term Loan contemplated hereunder, Borrower hereby represents and warrants to Lender as follows:

            (a) LEGAL STATUS. Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Utah. Borrower is qualified or licensed to do business, and is in good standing as a foreign corporation in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

            (b) AUTHORIZATION AND VALIDITY. This Agreement, the Pledge Agreement and the Note have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof and thereof will constitute legal, valid and binding agreements and obligations of Borrower, enforceable in accordance with their respective terms.

            (c) NO CONFLICT. The execution, delivery, and performance by Borrower of this Agreement, the Pledge Agreement and the Note do not and will not conflict with the terms of the Articles or Certificate of Incorporation or Bylaws of Borrower, violate any provision of any judgment, decree or order of any court or governmental authority by which Borrower is bound, or any provision of any law or regulation applicable to Borrower, or result in a breach of or constitute a default under any contract, obligation, indenture, or other instrument to which Borrower is a party or by which Borrower may be bound.

            (d) NO CONSENTS. The execution, delivery, and performance by Borrower of this Agreement, the Pledge Agreement and the Note do not and will not require any authorization, approval, or other action by, or notice to or filing with, any governmental authority, regulatory body, or any other person or entity.

            (e) USE OF PROCEEDS. No proceeds of the Term Loan will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

            (f) MARGIN STOCK. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Term Loan will be used to purchase or carry any margin stock or extend credit to others for the purpose of purchasing or carrying any margin stock, or be used for any purpose which violates or is inconsistent with the provisions of Regulation X of said Board of Governors.

      4. COVENANTS. Borrower hereby covenants that until all amounts outstanding hereunder and under the Note have been indefeasibly paid in full, it shall:

            (a) PUNCTUAL PAYMENTS. Punctually pay the interest and principal with respect to the Term Loan as provided herein and in the Note.

            (b) EXISTENCE. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and comply with the provisions of all documents pursuant to which it is organized and/or which govern its continued existence; maintain all licenses, permits, governmental approvals, rights, privileges, and franchises necessary for the conduct of its business; and conduct its business in an orderly and regular manner and in accordance with all laws, rules, regulations, and orders of any governmental authority having jurisdiction over it or its business.

            (c) BOOKS AND RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Lender or any Lender, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect its assets and properties.

            (d) MANDATORY PREPAYMENT. Notwithstanding any provision to the contrary contained herein, upon the issuance and sale of any equity securities by Borrower subsequent to the date hereof, Borrower shall, within thirty (30) Business Day(s) of Borrower's receipt of the proceeds thereof, prepay the outstanding principal amount of the Term Loan in an amount equal to seventy-five percent (75.0%) of all cash proceeds therefrom, net of underwriting discounts and commissions and all other reasonable costs paid to non-affiliates in connection therewith.

      5. CONDITIONS PRECEDENT TO TERM LOAN. The obligation of Lender to make the Term Loan shall be subject to the condition precedent that Lender shall have received each of the following, each in form and substance satisfactory to
Lender:

            (a) This Agreement,  duly executed by all of the parties hereto;

            (b) The Note, duly executed by Borrower;

            (c) The Pledge Agreement, duly executed by Borrower;

            (d) An irrevocable stock power certificate in form and substance acceptable to Lender, duly executed by Borrower;

            (e) Original stock certificate(s) representing the Pledged Shares (as such term is defined in the Pledge Agreement); and

            (f) Such additional supporting documents as Lender or its counsel may reasonably request.

      6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement, the Pledge Agreement and the Note shall be true at the time of Borrower's execution of this Agreement, the Pledge Agreement and the Note, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

      7. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" and shall, at the option of Lender, require immediate payment in full of all sums then remaining unpaid hereunder and under the Note:

            (a) FAILURE TO PAY THE NOTE. The failure of Borrower to pay any principal, interest or other amount due under the Note when due and payable.

            (b) SELLER NOTES. The failure of Borrower to pay any principal, interest or other amount due under (i) the Six Month Note, (ii) the Seven Month Note, or (iii) the Two Year Note (each as defined in the Stock Purchase Agreement).

            (c) BREACH OF COVENANT, REPRESENTATION OR WARRANTY. The failure of Borrower to perform or observe any covenant, condition or agreement contained in this Agreement or the Pledge Agreement (other than the payment obligations, the breach of which shall be governed by subsection (a) above) where such failure is not cured within five (5) Business Days, or any representation or warranty made or deemed made by any of them under or in connection with this Agreement or the Pledge Agreement, shall prove to have been false or misleading in any material respect when made.

            (d) LIENS. Borrower creates, incurs, assumes or suffers to exist, or permits Small World to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its or Small World's properties or assets, as the case may be, whether now owned or hereafter acquired, including, without limitation, any governmental, tax, or judgment Lien, other than Permitted Liens, and fails to have, or to cause to have, the same removed or released within two Business Days after the creation thereof.

            (e) INSOLVENCY. Borrower shall become insolvent; admit in writing its inability to pay its debts as they mature; make an assignment for the benefit of creditors; or if bankruptcy proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against it and, if instituted against it, the same is not dismissed within thirty (30) days of the filing thereof. (f) DISSOLUTION. Any order, judgment, or decree shall be entered against Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or Borrower shall otherwise dissolve or cease to exist.

      8. REMEDIES. If an Event of Default shall occur, (a) all amounts outstanding hereunder or under the Note, notwithstanding any term of this Agreement, the Pledge Agreement, or the Note to the contrary, shall at Lender's option and without notice to Borrower become immediately due and payable, without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower, and (b) Lender shall have all rights, powers and remedies available hereunder, under the Pledge Agreement, or accorded by law, including without limitation the right to resort to any or all security for the Secured Obligations and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Lender in connection with this Agreement, the Pledge Agreement, and the Note may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

      9. SECURITY. As security for the obligations of Borrower hereunder and under the Note, Borrower shall grant to Lender a security interest in certain of its assets pursuant to the Pledge Agreement. 10. MISCELLANEOUS.

            (a) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Lender or any holder of a Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or of any other right, power or privilege.

            (b) MODIFICATION. No modification, amendment or waiver of any provision of this Agreement, the Pledge Agreement, or the Note, nor the consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall have been approved by Lender and shall be in writing signed by Lender and, with respect to any amendment, Borrower. Such waiver or consent shall then be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

            (c) NOTICES. Except as otherwise expressly provided herein, any notice herein required or permitted to be given shall be in writing and shall be deemed effective when personally delivered, mailed, telecopied (with a confirming copy sent by mail) or delivered by telex to the appropriate party at the address set forth below (or at such other address as may be designated by either party in a written notice sent in accordance with this Section):

                 If to Borrower:            Savon Team Sports, Inc.
                                            c/o Small World Toys, Inc.
                                            5711 Buckingham Parkway
                                            Culver City, California  90230

                 with a copy to:
                                            Loeb & Loeb LLP

                                            10100 Santa Monica Blvd., Suite 2200
                                            Los Angeles, CA 90067-4164
                                            Attention:  David Ficksman, Esq.
                                            Facsimile No:  (310) 282-2200

                 If to Lender:              SWT, LLC
                                            c/o Glenhaven Corporation
                                            9229 Sunset Boulevard
                                            Suite 505
                                            Los Angeles, CA 90069

            (d) SEVERABILITY. In case any provision in this Agreement, the Pledge Agreement, or the Note shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of such contract and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            (e) APPLICABLE LAW. This Agreement, the Pledge Agreement, and the Note, and the rights and obligations of the parties thereto, shall be governed by the laws of the State of California, exclusive of its conflicts of laws and choice of laws rules that would or may cause the application of the laws of any jurisdiction other than the State of California.

            (f) ASSIGNABILITY. Borrower shall not assign its rights or obligations hereunder, under the Pledge Agreement, or under the Note to any other Person without the prior written consent of Lender, and any attempted assignment in violation hereof shall be null and void AB INITIO. Lender shall have the right to assign their rights and obligations hereunder and no consent or approval from Borrower is required in connection with any such assignment.

            (g) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            (h) SECTION HEADINGS. The various headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretations of this Agreement or any provision hereof.

            (i) ATTORNEYS' FEES. In the event any party institutes any action or proceeding to enforce the terms and conditions of this Agreement, the Pledge Agreement, or the Note, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

            (j) WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE NOTE, OR THE SECURITY AGREEMENT, THE SUBJECT MATTER HEREOF AND THEREOF OR ANY DOCUMENT RELATING HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT, TORT OR OTHERWISE. (k) INTEGRATION. This Agreement, the Pledge Agreement and the Note reflect the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, whether before or after the date hereof.

            IN WITNESS WHEREOF, the parties hereto do execute this Agreement as of the date first above written.

                                 BORROWER"

                                 SAVON TEAM SPORTS, INC.



                                  By:
                                      ------------------------------------------
                                      Debra Fine, Chief Executive Officer

                                 "LENDER"

                                 SWT, LLC

                                      By: Glenhaven Corporation, a
                                          California corporation, its manager


                                          --------------------------------------
                                          Name: David Marshall
                                          Title: President

                                    EXHIBITS
                                    --------

Exhibit "A" - Term Note

Exhibit "B" - Pledge Agreement